Exhibit 99.1

AMENDMENT NO. 3, CONSENT AND LIMITED WAIVER

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3, CONSENT AND LIMITED WAIVER TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 12th day of December, 2008, by and among SILICON VALLEY BANK, a California banking corporation (“Bank”), and SUNRISE TELECOM INCORPORATED, a Delaware corporation (“Parent”), and SUNRISE TELECOM BROADBAND INC., a Georgia corporation (“Broadband”), (each individually a “Borrower” and collectively, “Borrowers”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrowers and Bank have entered into that certain Loan and Security Agreement dated as of August 13, 2007 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrowers certain advances of money.

B. (a) Borrowers are in default under (i) Section 6.7(b) of the Loan Agreement due to their Tangible Net Worth for the fiscal quarter ending September 30, 2008 being less than the amounts required therein (the “First Existing Default”) and (ii) Section 6.6(a) of the Loan Agreement resulting from Borrowers’ failure to maintain their primary domestic banking relationship with Bank or Bank’s affiliates by November 30, 2008 (the “Second Existing Default”), (b) Parent desires to enter into a Participation Purchase Agreement (draft dated November 17, 2008, the “Purchase Agreement”) between Parent and LTE Innovations Oy (“Purchaser”) whereby Parent sells to Purchaser all of Parent’s equity interest in Sunrise Telecom S.r.l., a limited liability company incorporated and organized and existing under the laws of Italy (the “Sale Transaction”), (c) Borrowers desire that Bank (i) provide the limited waiver of the Second Existing Default, and (ii) amend the Loan Agreement upon the terms and conditions more fully set forth herein, and (d) Parent requests that Bank consent to the Sale Transaction under the Loan Agreement upon the terms and conditions more fully set forth herein.

C. Subject to the representations and warranties of Borrowers herein and upon the terms and conditions set forth in this Amendment, Bank is willing to provide the conditional consent and limited waiver contained herein and so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. LIMITED WAIVER. Bank hereby agrees, subject to the terms of Section 6 hereof, to waive the Second Existing Default. Please be advised that notwithstanding anything that could be construed to the contrary herein, the First Existing Default is not waived and the Bank reserves all of their rights and remedies under the Loan Documents with respect to the First Existing Default at anytime hereafter, including without limitation, suspending the Revolving Line and not providing any Credit Extensions. Any delay or failure to exercise any of these rights or remedies at any time shall not constitute a waiver by Bank of any of these rights.

2. CONSENT. (a) Subject to the terms of Section 6 below, (b) no Event of Default exists or will occur after giving effect to the Sale Transaction (other than the First Existing Default), (c) the Purchase Price (as defined in the Purchase Agreement) is not less than 8,000,000 Euros, (d) Borrowers prepay the Obligations in the principal amount of $2,000,000 simultaneously with the completion of the Sale Transaction and (e) no material changes have been made to the Purchase Agreement (as determined in Bank’s sole discretion), Bank hereby consents to the Sale Transaction for purposes of Section 7.1 of the Loan Agreement and agrees that the Sale Transaction shall not violate Section 7.1 and shall not constitute an Event of Default under Section 8 as result thereof.

3. AMENDMENT TO LOAN AGREEMENT.

3.1 Section 6.6(a) (Operating Accounts). Section 6.6(a) of the Loan Agreement is amended and restated in its entirety with the following:

(a) No later than December 31, 2008, maintain its primary domestic banking relationship with Bank or Bank’s affiliates.

3.2 Section 6.2(a) (Financial Reports, Reports, Certificates). Section 6.2(a) of the Loan Agreement is amended and restated in its entirety with the following:

(a) Deliver to Bank: (i) as soon as available, but no later than the earlier of (A) five (5) days after filing with the Securities Exchange Commission (“SEC”) or (B) 50 days after each fiscal quarter or 90 days after each fiscal year end, the Borrower’s 10K, 10Q, and 8K reports; (ii) a Compliance Certificate together with delivery of the 10K and 10Q reports; (iii) within 45 days after the end of each fiscal year, annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $1,000,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

Notwithstanding anything contained in this Section 6.2(a), Borrowers shall also deliver to Bank, not later than (1) forty-five (45) days after the end of each fiscal quarter, a company-prepared consolidated and consolidating balance sheet and income statement covering Parent’s and each of its Subsidiaries operations during the period certified by a Responsible Officer and in a form acceptable to Bank, and accompanied by a Compliance Certificate and (2) ninety (90) days after the end of each fiscal year, audited consolidated and consolidating balance sheet and income statement covering Parent’s and each of its Subsidiaries operations during the period certified by a Responsible Officer and in a form acceptable to Bank, and accompanied by a Compliance Certificate. If Borrowers are not current with their SEC filings, so long as Borrowers timely deliver the financial statements referenced in this paragraph, then Borrowers shall be deemed in compliance with Section 6.2(a)(i) above.

Borrower’s 10K, 10Q, and 8K reports required to be delivered pursuant to Section 6.2(a)(i) shall be deemed to have been delivered on the date on which Borrower posts such report or provides a link thereto on Borrower’s or another website on the Internet; provided, that Borrower shall provide paper copies to Bank of the Compliance Certificates required by Section 6.2(a)(ii).

4. BORROWERS’ REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing (other than the First Existing Default);

(b) each Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation or articles of incorporation (as applicable), bylaws and other organizational documents of each Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of each Borrower;

(e) this Amendment has been duly executed and delivered by each Borrower and is the binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f) as of the date hereof, such Borrower has no defenses against the obligations to pay any amounts under the Obligations. Each Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with such Borrower in connection with this Amendment and in connection with the Loan Documents.

Each Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

5. LIMITATION. The limited consent, waiver and amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or, except for the waiver, consents and amendments provided herein, to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) except for the waiver and amendments provided herein, to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

6. EFFECTIVENESS. This Amendment shall become effective upon (a) the receipt by Bank of this Amendment duly executed by Borrowers, (b) Bank’s receipt of amendment fee of $5,000, and (c) payment by Borrowers of all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

7. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

8. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers shall remain in full force and effect.

9. GOVERNING LAW; VENUE. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWERS:

SUNRISE TELECOM INCORPORATED

By	/s/ RICHARD D. KENT
Name:	Richard D. Kent
Title:	CFO

SUNRISE TELECOM BROADBAND INC.

By	/s/ RICHARD D. KENT
Name:	Richard D. Kent
Title:	Member of the Board of Directors

BANK:

SILICON VALLEY BANK

By	/s/ RAY AGUILAR
Name:	Ray Aguilar
Title:	RM

Effective Date: 12/15/2008